Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	Carol Knies, 404.459.7653, cknies@homebanc.com

HOMEBANC CORP. CANCELS 2007 ANNUAL MEETING OF SHAREHOLDERS

ATLANTA, August 14, 2007 – HomeBanc Corp. (“HomeBanc” or “the Company”) today announced that, in light of the Company’s August 9, 2007, filing of a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code, the Company’s 2007 Annual Meeting of Shareholders, scheduled for August 30, 2007, has been cancelled.

HomeBanc is the parent holding company of HomeBanc Mortgage Corporation, a mortgage banking company that historically focused on originating primarily prime purchase money residential mortgage loans in the Southeast United States. HomeBanc is headquartered in Atlanta, Georgia. For more information about HomeBanc, visit HomeBanc on the Internet at www.homebanc.com.

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